UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

AMERICA SERVICE GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA SERVICE GROUP INC.
SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 8, 2010
     This supplement to our proxy statement, filed on April 28, 2010, is being provided to you in order to correct the securities ownership amounts of a certain beneficial owner included in the section titled “Principal Stockholders” as set forth on page 13 of our proxy statement. This supplement, which should be read in conjunction with the proxy statement, is first being furnished to stockholders on or about June 2, 2010.
PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information with respect to the beneficial ownership of our common stock, par value $.01 per share, as of April 21, 2010, by each stockholder who was known by us to beneficially own more than 5% of our common stock as of such date, based on information known to us and filed with the SEC. Except as otherwise indicated, each stockholder has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such stockholder.

	Shares
	Beneficially	Percentage
Name and Address	Owned	of Class(1)
Pacific Global Investment Management Company 101 N Brand Blvd, Suite 1950 Glendale, CA 91023	911,659(2)	10.1%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	700,000(3)	7.8

Bruce & Co., Inc. 20 North Wacker Dr., Suite 2414 Chicago, IL 60606	683,097(4)	7.6

A group comprised of Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty 600 University Street, Suite 2500 Seattle, WA 98101	564,889(5)	6.3

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	490,378(6)	5.5

(1)	Based on 8,983,879 shares of common stock outstanding on April 21, 2010.

(2)	Based solely on information provided in a Schedule 13F filed with the SEC on February 16, 2010. According to such schedule, as of December 31, 2009, Pacific Global Investment Management Company may be deemed to beneficially own with sole voting and dispositive power the 911,659 shares of common stock listed above.

(3)	Based solely on information provided in a Schedule 13G filed with the SEC on February 10, 2010. According to such schedule, as of December 31, 2009, Heartland Advisors, Inc. may be deemed to beneficially own with shared voting and dispositive power the 700,000 shares of common stock listed above.

(4)	Based solely on information provided in a Schedule 13F filed with the SEC on February 10, 2010. According to such schedule, as of December 31, 2009, Bruce & Co., Inc. may be deemed to beneficially own with sole voting and dispositive power the 683,097 shares of common stock listed above.

(5)	Based solely on information provided in a Schedule 13G filed with the SEC on February 16, 2010. According to such schedule, as of December 31, 2009, Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty have sole voting and dispositive power with respect to 564,889 shares of common stock listed above.

(6)	Based solely on information provided in a Schedule 13G filed with the SEC on January 29, 2010. According to such schedule, as of December 31, 2009, Blackrock, Inc. may be deemed to beneficially own with sole voting and dispositive power the 490,378 shares of common stock listed above.